Exhibit 99.2

Conference Call Transcript

July 31, 2012

Participants

CORPORATE PARTICIPANTS

Joseph Elgindy Manager-Investor Relations, Kulicke & Soffa Industries, Inc. Bruno Guilmart President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.	Jonathan H. Chou Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.
OTHER PARTICIPANTS

Krish Sankar Analyst, Bank of America Thomas Diffely Analyst, D. A. Davidson & Co. Lee J. Simpson Analyst, Jefferies International Ltd. Satya Kumar Analyst, Credit Suisse Securities (USA) LLC (Broker)

David Duley

Managing Principal, Steelhead Securities

Clint D. Coghill

Founder, President & Chief Investment Officer, Coghill Capital Management LLC

David Wu

Director of Research, Indaba Global Research

Management Discussion Section

Operator

Greetings, and welcome to the Kulicke & Soffa Third Fiscal Quarter 2012 Results Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. [Operator Instructions]

It is now my pleasure to introduce your host, Joseph Elgindy, Manager of Investor Relations for Kulicke & Soffa. Thank you, Mr. Elgindy, you may begin.

Joseph Elgindy

Manager-Investor Relations, Kulicke & Soffa Industries, Inc.

Thank you, Claudia. Good morning, everyone. Welcome to Kulicke & Soffa's fiscal 2012 third quarter conference call. Joining us on the call today are Bruno Guilmart, President and CEO, Jonathan Chou, Senior Vice President and CFO. Both are available for Q&A after the prepared comments. For those of you who have not received a copy of today's results, the release is available in the Investor Relations section of our website at kns.com.

In addition to historical statements, today's remarks will contain statements related to future events and/or future results. These statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results and financial condition may differ materially from what is indicated in those forward-looking statements.

For a complete discussion of the risks associated with Kulicke & Soffa that could affect our future results and financial condition. Please refer to our SEC filings, particularly the 10-K for the year ended October 1, 2011 and our other recent SEC filings.

I would now like to turn the call over to Mr. Bruno Guilmart. Please go ahead, Bruno.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Thank you, Joe. And thank you all for joining our call today. Results for the quarter were above the high end of our prior guidance, driven by our market-leading copper position as well as strong market dealing for our AT Premier solution. The key themes to our continued success include our multi-segment leadership, flexible manufacturing strategy, R&D strengths, free cash flow generation and improving, debt-free balance sheet.

Our continued operational effectiveness is allowing us to maximize the opportunities that can drive both near and long-term growth. We are clearly the market leader in the segments we serve. We continue to carefully evaluate synergistic opportunities where we can further broaden our reach by leveraging our technology leadership position.

For the June quarter, revenue came in at $255.5 million. This represents a 75% revenue improvement over the March quarter, and was further strengthened by 230 basis points gross margin improvement, which was attributable to strong demand for AT Premier products, as well as ProCu equipment.

Later on during the call, I will provide some insight to the markets served by this unique AT Premier solution. Overall, our strong revenue and gross margin results, combined with continued operational cost control, resulted in operating profit of $76.3 million.

Our focus remains on expanding our technology and market leadership while pursuing areas that can reduce the cyclicality of our business. We continue to capture all opportunities possible related to the ongoing and broadening transition from gold to copper and look ahead at wedge bonder volume improvements, LED expansion and advanced packaging growth opportunities. We are effectively managing our supply chain efficiency and keeping inventory at healthy levels.

In the June quarter, we experienced an improvement of our equipment business, which was driven by higher ball bonder demand. 88.4% of wire bonders sold were to our OSAT customers, an increase from the prior quarter.

Demand for copper-capable wire bonders continued to remain strong. Since the introduction of our ProCu machines almost three years ago, we have a seen a steady increase in demand for this market-leading solution.

Our considerable investments in R&D and process expertise continues to strengthen our competitive advantage through this transition. This remains one of the most compelling cost-saving options for our customers today. Approximately 79.7% of our wire bonders were sold as copper-capable. From our perspective, the transition from gold to copper will continue for the foreseeable future, based on our current capacity levels and our understanding of our customers’ demands. We also believe this significant secular driver is very unique in the industry and will continue to give us a business advantage as we look ahead.

Slightly less than 5% of our ball bonders sold were configured for the LED market. We continue to work with LED customers, particularly in the high end of the market, where our products are technically best suited and where we have a competitive advantage.

Turning to wedge bonders, our sales improved in the June quarter compared to the March quarter, due primarily to modest improvement in the power semiconductor sub segment. Our sales to the auto and industrial segments were fairly flat. We anticipate our wedge bonder volumes to gradually increase over the coming quarters as existing capacity is being digested.

In summary, we’re pleased with our business performance in the June quarter. We continue to drive revenue, margin and operational improvements, and remain focused on expanding our technology and market leadership position.

I will now turn the call over to Jonathan Chou for a more detailed financial review of the June quarter. Jonathan?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Thank you, Bruno. My remarks today will only refer to GAAP results. On today's call, I will compare the June quarter to the March quarter.

As Bruno mentioned earlier, net revenue for the quarter was $255.5 million, up $109.2 million from the March quarter. The net revenue change was primarily driven by higher equipment volume.

Gross margins came in at 47.9%, up from 45.6%, with gross profit at $122.4 million. In addition to our competitive equipment position, the gross margin improvement was also positively affected by broader market acceptance of our AT Premier bonder and ProCu machines.

Operating expenses were $46.2 million, down slightly from the March quarter. For the September quarter, we estimate operating expenses to be approximately $51 million. This includes some additional expenses associated with growth initiatives.

Income from operations for the June quarter was $76.3 million, and our tax provision came in at $6.8 million. We're maintaining a long-term effective tax rate target of below 15% as we continue to simplify our tax structure.

We ended the quarter with a total cash and investment position of $380.7 million, equivalent to $5.01 per diluted share. This $45.4 million quarter-on-quarter cash reduction reflects our recent $110 million note repayment, eliminating roughly $8 million of annual note-related expenses. Since June 1, 2012, the company is debt free.

We look forward to deploying a portion of our cash to new and existing internal product development while continuing to explore other external areas of growth in order to maximize shareholder value.

Working capital, defined as accounts receivable plus inventory less accounts payable, increased $22.3 million to $173.1 million. This increase was driven by higher accounts receivable balance, considering our relatively steeper revenue increase from the March quarter. This highlights the cash generation capability of our business model.

From a DSO perspective, our days sales outstanding decreased by roughly 20 days. Our days sales inventory decreased substantially from 72 days to 44 days, due to our strong top-line performance and operational effectiveness. Our accounts payable days decreased by six days to 47 days.

This concludes the financial review portion of our call. I will now turn the discussion back over to Bruno for September quarter business outlook.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Thank you, Jonathan. Before we close, I wanted to touch quickly on our AT Premier product as just another example of the growth opportunities we are executing on. As mentioned in previous calls, the AT Premier is a wafer-level stud bumper that offers a wider bonding area, improved throughput and presents customers with a significant value proposition over alternative solutions.

This product serves the LED, MEMS and CMOS image sensor markets, where they are used in consumer mobile devices, including smartphones and tablets. This solution represents a sizable market opportunity for the current fiscal year with the potential for growth prospects beyond that.

In terms of our guidance for the September 2012 quarter, we expect revenue to be approximately $250 million to $270 million. This guidance further demonstrates our technology leadership position in the key markets we serve. And we keep focusing on improving our flexible manufacturing model, R&D strengths, free cash flow generation and balance sheet strengthening. This concludes our prepared remarks. Operator, we will now be happy to take any questions.

Question And Answer Section

Operator

Thank you. Ladies and gentlemen, we will now be conducting a question-and-answer session. [Operator Instructions] Our first question is coming from the line of Krish Sankar with Bank of America Merrill Lynch. Please state your question.

Krish Sankar

Analyst, Bank of America

Yeah, hi. Thanks for taking my question. A couple of them. Bruno, if I look at your guidance, given the impressive guidance of roughly flat in September. How do you think the different segments and trend between the ball bonders, wedge bonders, LED?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

It’s probably going to look very much the same with maybe, as I said, the wedge bonders business is starting to recover. We had a great year last year, fiscal year, with our wedge bonder business. I think there is some digestion going through the supply chain. So, I would say we do expect, based on the guidance, some modest growth. But I would say most of it will come from, again, our copper bonding solutions.

Krish Sankar

Analyst, Bank of America

All right. Aright. And then, another thing I wanted to find out was if you look at what the foundries are saying in the second half, everything will be slowing, I understand OSAT utilization rates are pretty high right now. I was trying to get a sense of how do you look at the disconnect between what the foundries view in the second half and what you are hearing from your OSAT customers.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

That’s actually a tough question. I talked to a couple of foundry people that I know in the industry and it seems that yeah, you’re right, that there is a disconnect I think in – I would say maybe at the leading edge technology. There is, maybe the demand is not as strong, not as prepared as they should be. But when you talk about, again, there was bulk of the core technology today, 65-nanometer and also going to 40-nanmeter, the demand is pretty strong. And again, we have this secular trend of demand for copper wire bonding that is basically increasing now across all customers around the world. And we’re seeing now a lot of demand, especially from U.S. fabless customers which was not the case maybe one or two years ago because the lack of reliability data for copper wire bonding. But now it’s pretty much behind us and we see that there is actually a growing trend from all the OSATs, big ones and small ones towards adopting copper processes, because if they don’t have it they won’t get the business.

Krish Sankar

Analyst, Bank of America

Got it, got it. All right. Bruno, the other question I had was given that you're one-third of the way into the quarter and looking at your guidance, can you talk a little bit about how you think linearity of your revenue would be in the September quarter? Is it mostly front-half loaded or do you think it's going to be in equally spaced through the three months?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

I mean, again, we guide the current quarter and you know that our business is seasonal. It has always been like this. That’s the nature of our business. We end our fiscal year on September 30. Most of the investments with IDMs and OSATs have been done in order to be able to supply all the consumer goods for the Christmas season. So, obviously we – although I won’t provide any guidance for Q1 for the time being, but we will see the natural seasonality that we have seen at Kulicke & Soffa for the last few years.

Krish Sankar

Analyst, Bank of America

All right. And then just the last question from my end, what percentage of your copper capable bonders were from ProCu?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

We don’t disclose that. But what I can tell you is in the last two years, we have drastically increased the number of ProCu bonders that we sell versus standard-if you want- gold wire bonders with the copper kit. And it is now a very significant part of our business.

Krish Sankar

Analyst, Bank of America

Got it. Thank you very much, and congrats on the good numbers.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Thank you, Krish.

Operator

Our next question is coming from the line of Tom Diffely with D. A. Davidson. Please state your question. Mr. Diffely, your line is live.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Sorry about that. Yeah, great, I'd first like to talk about the margins. Typically when you have a strong quarter, I mean these big customers came in. And typically when a big customer orders big volumes they get a little bit better pricing. And so I'm surprised that the margins were so strong in this quarter. Maybe you could just talk a little bit more about how you got that 200-plus basis point improvement.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, as we’ve said in our prepared remarks, I mean, the margin improvement was due mostly to I would say a higher mix of ProCu machines and a fairly high demand of our AT Premier stud bumping machine. That’s the main reason.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay. I guess, maybe then looking at the customer base itself, have you seen an expansion, if you will, of the number of different customers coming in during the quarter whereas a year ago it was a couple of large guys that dominated?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Yeah, I mean, we've seen an extension of our customer base. As we were very focused, I would say, on the two or three larger guys. Now, the transition, especially to ProCu, is basically fairly widespread across the majority of the OSATs. As for the AT Premier, it's a little bit of a different animal. The subcontractors are, it's not OSATs really, it's a different set of subcontractors. And that is not a huge business for us, but it's quite a profitable business.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Tom, this is Jonathan. Let me add, basically it's still the usual top-10 list in terms of our customer base but the top-five customers contribute to about 80% of our ball bonders.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay. All right. And what are you seeing from the IDMs? It sounds like you’re very heavily on the OSAT side, but are you seeing an increase in adoption of copper by the IDMs as well?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

I think the IDMs are not investing a lot in back-end capacity. But, on the other hand, they tend to outsource more to the OSATs, which is the result of why our business is actually doing quite well, because there's more and more customers that are relying on OSATs for outsourcing. So, yes, IDMs are adopting copper. But, again, the trend here is for IDMs to become more and more "asset light" and for the OSATs to capitalize on these opportunities.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay. That makes sense. Jonathan, did you said the OpEx is expected to be around $51 million in the September quarter?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Yeah, we – it’s about that, around that ballpark range slightly higher than this past quarter.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay. And does that include the intangibles as well, amortization of intangibles? That's everything?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Yes it does.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

And I also included in my remarks, there’s some growth initiatives there that basically allows us to spend a little more around on some of these internal and external developments.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay. And then Bruno, you talked little bit about the stud bumper. How big is this market?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

It is not a huge market. I think we can probably estimate it at $60 million to $70 million per year. I mean for this year. We’re still trying to understand better that market and size it. One thing is clear is we dominate it, clearly. And we’re actually going to come up with a new version of our AT Premier that will be introduced in September at the Taiwan Semicon show. So there is definitely demand, because the advantage of that solution is – number one is the throughput. Number two, you can use either gold or copper. And, number three, instead of using a soldering process, you can just basically bump the device, and so there’s some cost efficiency as well for customers. And, as you know, tablets and mobile phone being consumer devices, the main thing is about cost, okay? So we’re just trying to see how sustainable long term – the core of the business today is CMOS sensors but we are seeing some actually new interesting applications, especially in the LED and MEMS area.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay. Thanks. And then I guess finally you talked a bit about the LED market and you said that you did very well in areas where you have the competitive advantage. What – well, first of all, how big is the LED market and which areas do your bonders work the best in?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, I mean, I don’t have an idea exactly of the size of the LED market. I’m sure you can find some data from analysts about that. The solution we have, as you know, our strategy is we develop a platform for our ball bonder, wire bonders product, which is a high-performance platform, and then we have derivatives. And so we introduced the ConnX Plus, which kind of serves the – I would say more the low-pin-count to medium-pin-count markets. At Semicon China, we have the IConn, we have the ProCu and we have the LED versions. And therefore, because they cannot use the same platform, our bonders are aimed at high-performance LED markets. That means automotive, that means industrial applications and, obviously, when it picks up, home applications – home lighting applications.

And so, therefore, because again of our price points, we do not really compete in, as I said may times during the call, in the low-end, jelly bean type LED markets that requires $37,000 ball bonder. This is not where we compete. We compete in the high end where you need high quality, high reliability bonding for long-term use.

Thomas Diffely

Analyst, D. A. Davidson & Co.

Okay. Thanks for your time this morning.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Thank you.

Operator

Our next question is coming from the line of Lee Simpson with Jefferies. Please state your question.

Lee J. Simpson

Analyst, Jefferies International Ltd.

Hi, good morning, gentlemen and well done, a good set of numbers. I wonder if I can maybe start off with a question on wedge bonding, the spending recovery here and really how that pertains to power semis. As I understood your comments at the start their existing capacity now has been digested. But it seems clear to us that Chinese industrial spend is not going to go into recovery until we get a change on monetary or fiscal policy.

And if you look at also what the third-party analysts are talking about a slowdown next year in at least unit volumes, I know there is a disconnect with how the power train is developing. But I wonder if you could maybe put all those dynamics into some sort of shape for us to understand how wedge bonders might recover next year.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, again, it’s difficult to predict the business a year down the road. I think that our wedge bonder business is recovering. I wouldn’t say it’s a major recovery, but it’s getting better. We believe that there is applications, especially in the automotive space, that could actually drive our wedge bonder business up.

And we have also a series of new products that could be introduced in the market in a few months that we hope will help capitalize on our market share position, which, again, in this space we are dominating. So, in summary, we do not anticipate the wedge bonder business to grow like crazy over the next quarters also but it’s going to be a modest recovery, as last year was exceptional year for the power semi space new installed capacity.

Lee J. Simpson

Analyst, Jefferies International Ltd.

Maybe a quick follow-on to that question. Can you give us a sense for the key apps, maybe on a medium- or long-term perspective that we should be looking for in automotive that could be a driver for the wedge bonders business?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, you know, in automotive for wedge bonders, it’s a high grade vehicle application, electric vehicles. This type of – when this really picks up that it is good for our wedge bonder business.

Lee J. Simpson

Analyst, Jefferies International Ltd.

Okay. Great.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Especially electric vehicles.

Lee J. Simpson

Analyst, Jefferies International Ltd.

Especially electric vehicles. And maybe just a sort of wider question. If you like at cycle on cycle, the progression there for Kulicke – it’s a lot more stable now with debt free, $370 million net cash, you’ve effectively become the market now for bonders, I think about a 70% market share, more so with copper bonders.

So as you look at into next couple of cycles, it seems the challenge is how do you outgrow your market? And it’s tempting as investors to think the cash pile has to be used to look for, if not a transformative acquisition something of a new strategic direction. Is there anything you can share with us is as far as early thoughts might be emerging in that sense?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Yes. Basically, by the way, on copper we have way more than 70% market share, we believe, although there is no official data. I think we clearly dominate the space. But there is no doubt that we are looking, as Jonathan mentioned, there will be an increase in operating expenses, although modest, and so we're looking at advanced packaging solutions. This is definitely an area of interest for us. We want to leverage our core competency, which is, again, in precision engineering and 2.5D, 3D. This is the kind of a situation we're very actively looking into, organically, and also through technology acquisitions.

Lee J. Simpson

Analyst, Jefferies International Ltd.

Great. Maybe if I could have – maybe one final follow-on. It’s just – it’s becoming aware that maybe one of your competitors is fast developing a copper bonding solution. I wonder if you or anyone at your team have had a chance to have a look at what’s in the market there or perhaps share with us what customers think of that tool set when it compares next to yours in the factory?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, as you know, it's no secret that we have 100% market share at ASE on all bonders, pretty much, and definitely on all copper. SPIL made public announcements, I believe, last quarter that for copper they would have only one supplier, which is K&S. We have had a chance to – there is only one competitor that has introduced a solution that's – it's really a solution that's aimed towards, I'd say more lower-pin-count to million-pin-count devices, which we can address, by the way,, we've a solution for that as well. But our ProCu dedicated solution, it's really for compact, standardized, thousand-wires type of application where you get the bigger return on investment and you get bang for the buck in terms of savings for your customers.

So, we haven't had really a chance yet, because there – our competitor's machine has not been greatly deployed, and I guess also accepted by the markets yet, to do what we call an apple-to-apple comparison. But we do believe that our solution is far superior. We had the product in the market for almost two years and we're working on the next generation one. So, we're not resting on our laurels. We spend a lot of money on copper. We have been working on copper for many, many years. And it's not just a matter of the machine; it's really a matter also of understanding the profits.

Lee J. Simpson

Analyst, Jefferies International Ltd.

Great. Maybe if I can squeeze one last question and give it back to other people on the call waiting. If we look to the order book build for the September quarter, does it speak more to the usual December sales seasonality or does it talk to some of the commentaries that ASE and SPIL have talked about where the CapEx might slow down into the back half of the year?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, we’re one third through our fourth quarter fiscal and, again, our backlog, as I’ve said many times, is not really a good indication of the health of the business because it’s so risk reviewable and cancelable . And we all know that historically in the capital equipment business, it may be a little bit different in the front-end space. But definitely for the back end, the last quarter of the year is typically a lower quarter for investments as most of the investments have to be made by the end of September in order to be able to produce all the devices that would be needed for the holiday season.

Lee J. Simpson

Analyst, Jefferies International Ltd.

Yeah. Great talking to you again guys. Thanks so much.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Thank you.

Operator

Our next question is coming from the line of Satya Kumar with Credit Suisse Group. Please state your question.

Satya Kumar

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Yeah, hi, thanks for taking my question. I was wondering if you could talk a little bit about some of the larger subcon customers. It seems like they’ve reached about 50% mark into the copper conversion. How wide can this copper conversion go at the larger companies? And can you also remind us where you think we are on the overall industry copper conversion?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, again, on individual customer basis, I think it's better that you read, the public reports that are available. What we think is that we are roughly slightly less than one third through the copper conversion. And our estimation, roughly, is that about four, five years down the road is 70% – again because its driven by costs because all of the consumer demand -.about 70% of all IC assembled, 70% to 80% all IC assembled worldwide will still be wire bonders. So, yes, flip chip increasing, but fairly slowly. And you only use flip chip if you need the performance. Advanced packaging is very exotic and it will only pick up if you can reach the right price points. And if you look at the bulk of the market, it's still going to be wire bonded and it should take these market, if you look at it, we estimated that about 70% of the total ICs that are going to be wire bonders will be copper wire bonders . So in other words, we believe that we have quite a bit of runway ahead of us.

Satya Kumar

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Got it. You mentioned that you are increasing your OpEx in September, did you talk about any particular product areas that’s going to be focused on and as you move into December of next year, is this sort of a permanent step up in the OpEx or will it sort of come back down?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, again, it's kind of it's R&D so I'm not going to give you too much detail about that, but it's primarily advanced packaging applications.

Satya Kumar

Analyst, Credit Suisse Securities (USA) LLC (Broker)

And beyond September, this is this the new level of OpEx or would that go…

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Yes, I mean, that will keep going. I mean this is a decision we've made. We want to participate in that market. We regard it as a sizable market in the next three to four years. There are not that many players yet, and this is definitely a space where we see that we have the knowledge and the technology – not all the technology, by the way. So it's going to be a combination of organic growth, working with technical institutes and consortia, as well as possibly making some strategic technology acquisitions.

Satya Kumar

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Got it. And then on the LED business, you mentioned that 5% of the bonders in the quarter were from LED, and you expect the mix would be about the same in September. There’s been some talk of higher utilization rates in the LED space. I was wondering if you can talk a little bit more about the trends that you are seeing. Is there a possibility of a more meaningful recovery in the ball bonder demand for LED over the next few quarters?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Again, I won’t guide beyond the current quarter. But for LED, as I have mentioned, if we – we are very, very focused on the high-end LED. And until, really, the home lighting market picks up, I don’t think we should anticipate a significant uptick, I’d say, of our LED bonders. So, obviously, depending on the revenue, it tends to be a little bit more stable, quarter-over-quarter, than the rest of the business. So the percentage, as a percentage of the revenue tends to change, but the growth will return when home lighting starts to pick up, which in our view, it’s probably about three years, if not more, down the road.

Satya Kumar

Analyst, Credit Suisse Securities (USA) LLC (Broker)

Thanks a lot.

Operator

Our next question is coming from the line of David Duley with Steelhead. Please state your question.

David Duley

Managing Principal, Steelhead Securities

Yeah, just a couple quick housekeeping questions. Did you have any 10% customers during the quarter?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Yes, we do. We have two 10% customers.

David Duley

Managing Principal, Steelhead Securities

Can you break out what the percentages were?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

I’m sorry. We don’t break that out in terms of the 10%, but the usual suspects are the two top 10%.

David Duley

Managing Principal, Steelhead Securities

Okay. And what should we expect from the other income line, now that we don’t have any debt?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

It should be very minimal, in terms of income, in terms of going forward. The other income was basically...

David Duley

Managing Principal, Steelhead Securities

It will just – income I was wondering if you can give us an idea of what this line should look like going forward, for modeling purposes?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

We expect about $200,000 of interest income in that line.

David Duley

Managing Principal, Steelhead Securities

Okay. Bruno, could you just talk a little bit about, you mentioned that you have a broader swath of customers, U.S. fabless customers, I guess is what you mentioned, moving to copper. Could you talk about what segments are seem to be moving to copper now? And maybe just talk a little bit about the cost savings that some of these customers are recognizing by moving to copper?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

So I would say it’s fairly broad-based. I think that most of the large tablet companies in the U.S. that you know are now moving to copper. The savings that can represent – be represented to them – varies on the complexity of the device and the gold content, and it’s basically anywhere from 15% to 25% versus gold equivalent wire bonded products. And even some, I would say, customers in – I won’t name any of them, but I’m sure you can figure them out, in infrastructure communications, are coming up with wire bonder products instead of flip chips because they need to serve some large customers in China that deployed their infrastructure in, I would say, emerging countries, who require a fairly low cost from the cost structure perspective. So, again, as I’ve said several times over the course of these calls, there is some limitation in terms of performance with copper.

Copper doesn’t behave very well above one gigahertz. With gold, you can probably go maybe up to, I would say, six to 10 gigahertz, depending on the application. And then above that, then you would use flip chip. But the bulk of the applications, again, unless you talk about LT and these type of things which are not deployed broadly across the world, yes you can use copper wire bonders.

David Duley

Managing Principal, Steelhead Securities

Okay. And could you talk about what areas that you’re focusing in on in the advanced packaging area, either internally or externally. What are the types of applications we should think of that Kulicke would like to get involved in, in this 2.5 packaging trend?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Yeah, David, that’s something that we are not prepared to disclose. But basically, just wafer-level packaging, 2.5D, 3D packaging, this is an area of interest for us, but again, leveraging on our core competencies. We are not chemists we are precision engineering. So you’re not going to see us very likely moving into a space that we cannot leverage on our current capabilities. But, again, this is a very confidential and strategic, I would say, effort within K&S, and I can’t tell you more than that.

David Duley

Managing Principal, Steelhead Securities

Okay. Inside K&S, what products you currently have that address this market, it’s only the stud bumper that you’re referring to.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Today, yes. But today this market is less than 1% of the total market. So it’s just – that’s why and there’s many, many solutions to address retro level packaging, which is why it’s the right time today to start to work with customers and understanding exactly what they want.

So I think, again, the key point here is, this exotic type of packaging is only going to make it if it gets to the right price points. If it’s going to be like the flip chip, which is today about 25%, 30% more expensive than the gold equivalent wire-bonded product, it is not going to pick up as fast as everybody is hoping.

So, the whole key here is, as this industry is now primarily driven by the consumer, we need to get to the right cost points. And that’s why we are working with customers, that’s why we are working with technical institutes and try to figure out exactly what are the requirements. So we’ve put a team together in R&D to look at that. But right now, it’s really we are exploring, the possibilities and what the attraction for us is, as you know K&S has always been – we want to be the number one in the markets we serve, and that’s the same approach for advanced packaging. So we want to make sure that what we are going to address in advanced packaging, we can be positioned as the leader in terms of technology.

David Duley

Managing Principal, Steelhead Securities

One final thing from me, Bruno, you have a lot of experience in the OSAT market. I was just wondering, as we move to these 2.5D and 3D packages, do you think that these foundries are going to play a bigger role, or will they turn over the business to the OSATs? In other words, are you going to have to start to focus on a different set of customers, or do you think it will be your traditional customers when these new packages really ramp up?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

I think it remains to be seen. Again, there are solutions that could be developed entirely by a foundry which may not be the most cost effective. I think the OSAT players are going to fight, obviously, to get a piece of this pie, because that’s the only sizable market that is anticipated to grow for the foreseeable future. And, from a customer perspective, because I’ve been also on the other side of the fence, you do not want to rely solely on one partner or one supplier to do everything. So my view is that, at least for the time being, that this will be shared. There might be some opportunities for the foundries to do some total solutions. But, by and large, this will be shared between the foundries and the OSATs.

David Duley

Managing Principal, Steelhead Securities

Thank you very much and congratulations on nice numbers.

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Thank you.

Operator

Our next question is coming from the line of Clint Coghill with Coghill Capital Management. Please state your question.

Clint D. Coghill

Founder, President & Chief Investment Officer, Coghill Capital Management LLC

Hey, guys, great quarter and even better guidance. I understand your desire to diversify the business in the long-term. However, with $5 in current net cash and soon to be over $6 a share, it equates to roughly $450 million in cash. It looks like you guys are currently trading at two times EBITDA and less than three times earnings if you strip out the cash. I guess, as I sort of try to think about things from your standpoint, I can’t imagine you guys being able to find a business to buy that is in as good a position and as inexpensive as you are. So I just wanted to kind of get your thoughts on uses of cash over the course of the next 6 to 12 months. And I have one other question regarding listing on the Hong Kong exchange.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

I didn’t quite catch your second question.

Clint D. Coghill

Founder, President & Chief Investment Officer, Coghill Capital Management LLC

Sorry about that. I had another question. I’ll ask it after you wrap up the first one.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Okay. Let me address – I think I mentioned our key focus here is really basically, how do you actually use the resources that we have to deliver a good return for our shareholders? So, we’re going through a lot of planning, a lot of analysis, in terms of what is the best way to use it.

At least for now, we’re looking at basically organic and inorganic type of opportunities, but at the same time, we’re looking at different things. So, we continue to look at that on a regular planning basis and the key focus is generally a return for our shareholders, and that’s really how we’re measured against. So it’s hard for me to give you any specifics in terms of what we plan to do with the cash, but we certainly have that approach to it.

Clint D. Coghill

Founder, President & Chief Investment Officer, Coghill Capital Management LLC

Okay. I guess the second question, and it’s a great problem to have, by the way. It’s just you guys are generating enormous amounts of cash and the balance sheet continues to grow and grow, as compared to where you were three years ago, or four years ago. You guys are in a great position.

I guess the second question is just, has to do with your relocation to Singapore, your proven flexible manufacturing model, where you’ve shown your ability to make money in trough quarters. You’re looking more and more like perhaps ASM, and I kind of noticed that ASM trades at roughly 20 times earnings on the Hong Kong Exchange. And you guys are trading at a third of that, and not including all the cash in your balance sheet. Have you guys thought about listing on the Hong Kong exchange? It doesn’t seem like your business is being properly valued in the U.S.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Well, certainly Hong Kong Stock Exchange, where our peers is actually listed, it is a different market. But this is, again, one of those things that we continue to look at as part of our yearly planning process. Certainly, for now, I think we’re getting the right recognition, at least the right investor base for us right now, in the U.S. Our volume right now, as we’ve seen in the last couple of days, has actually picked up quite a bit.

But even with the average 200 moving day volumes we’re still trading at a reasonable basis. So we will continue to look at what makes sense. I think the company has already made some fairly significant strategic moves in terms of relocating our global headquarters. And we will continue to actually look at what’s right for the company and our shareholders. I certainly recognize the fact that the multiples are very different, but I think we can actually address the business model through where we can do organically and inorganically and hopefully that will smooth out our cyclicality of our business model and hope that will basically have more investors that will actually recognize and provide the kind of premiums that we have – that our peers currently demanding in Hong Kong.

Clint D. Coghill

Founder, President & Chief Investment Officer, Coghill Capital Management LLC

Got it. Thanks. Great quarter again.

Operator

Our next question is coming from the line of David Wu with Indaba Global Research. Please state your question.

David Wu

Director of Research, Indaba Global Research

Yes, good evening. Sorry I was late getting on and I have a lot of questions answered already. But there’s one that’s in the June quarter, a number of the semiconductor companies have seen their business fall off in the – especially in the month of June and I was wondering, if that’s going to spread to more companies? When is the earliest you would see it in your own orders from OSAT or fabless or IDMs?

Bruno Guilmart

President, Chief Executive Officer & Director, Kulicke & Soffa Industries, Inc.

Well, again, yes, I mean, obviously we don’t sell any equipment to fabless companies so our customers are primarily OSATs, about 80% of our customers are OSATs actually slightly over that. The rest are IDMs.

We have seen, if you look at the trend quarter-to-quarter of our business for the last two years – is that usually our fourth quarter, third or fourth quarter, our fourth quarter being the current one ending at the end of September, because that’s where all the CapEx needs to be invested and in place for the production of all the electronic, especially mobile devices for the holiday season. So usually our first quarter, which means our December quarter, and our March are seasonally lower than the previous quarter which is the fourth quarter. And I do not expect to see any change that year from that pattern. It’s just the way our business behaves.

David Wu

Director of Research, Indaba Global Research

Okay. Just one clarification. I missed when you said your top-five customers account for what percentage of your business in the last quarter?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

David, this is Jonathan. I mentioned 80%, basically all bonder revenue came from the top five.

David Wu

Director of Research, Indaba Global Research

Okay. Terrific. Thank you.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

You are welcome.

Operator

Our next question is coming from the line of Andy Schopick a private investor. Please state your question.

Andy Schopick

Thank you. Good morning. Two quick ones. Jonathan, how will the calculation of fully diluted shares in the September quarter be impacted by the repayment of the convertible debt? Will we see a little bit of dip in the fully diluted share count?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Well, basically by us repaying the notes we basically eliminated the dilution, no dilution at all. We basically...

Andy Schopick

I understand. So my question is how will that fully diluted share count be affected in the September quarter from the 76 million reported for this quarter.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Not much at all, actually, we still continue to be about 74 million shares in the total outstanding.

On the basic?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Yeah.

And the diluted share count really won’t be affected at much at all then?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Not much at all. That’s correct.

Andy Schopick

Okay. Did you make any commentary about fixed versus variable costs in the quarter and whether there was any material change over the course of this fiscal year?

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

Yeah, our cost structure remains to be about $36 million and 6% to 7%. I’ve mentioned 6% to 8% as part of our 6% to 7% as tied to the revenue on the variable cost side. So, that remains the same.

Andy Schopick

Okay. Thank you.

Jonathan H. Chou

Chief Financial Officer & Senior Vice President, Kulicke & Soffa Industries, Inc.

You’re welcome.

Operator

There are no further questions at this time. I would like to turn the floor back over to Joseph Elgindy for closing comments.

Joseph Elgindy

Manager-Investor Relations, Kulicke & Soffa Industries, Inc.

If there are no further questions, thank you all for the time today. Operator, this concludes our call.

Operator

Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time, and we thank you for your participation.